                                   EXHIBIT 11

                             CAM DATA SYSTEMS, INC.
                      COMPUTATION OF NET INCOME PER SHARE
                                  (UNAUDITED)

                                         PRIMARY NET INCOME PER SHARE
                                             THREE MONTHS ENDED
                                         ----------------------------
                                          JUNE 30          JUNE 30
                                            1995            1994
                                         ----------     -------------
Net income applicable to
  common and common equivalent shares    $  177,700       $   67,900
                                         ==========       ==========

Average number of common shares
  outstanding during the period           1,926,000        1,901,000

Net shares assumed issued using
  treasury stock method for stock
  options outstanding during the period      80,700          149,500
                                         ----------       ----------
Common and common equivalent shares       2,006,700        2,050,500
                                         ==========       ==========


Net income per share                     $      .09       $      .03
                                         ==========       ==========



                                        FULLY DILUTED NET INCOME PER SHARE
                                                THREE MONTHS ENDED
                                        ----------------------------------
                                             JUNE 30           JUNE 30
                                               1995              1994
                                        -----------------    -------------
Net income applicable to
  common and common equivalent shares       $  177,700        $   67,900
                                            ==========        ==========

Average number of common shares
  outstanding during the period              1,926,000         1,901,000


Net shares assumed issued using
  treasury stock method for stock
  options outstanding during the period         80,700           154,500
                                            ----------        ----------
Common and common equivalent shares          2,006,700         2,055,500
                                            ==========        ==========

Net income per share                        $      .09        $      .03
                                            ==========        ==========

                                   EXHIBIT 11

                             CAM DATA SYSTEMS, INC.
                      COMPUTATION OF NET INCOME PER SHARE
                                  (UNAUDITED)

                                               PRIMARY NET INCOME PER SHARE
                                                     NINE MONTHS ENDED
                                               ----------------------------
                                                 JUNE 30         JUNE 30
                                                   1995           1994
                                               ------------   -------------
Net income applicable to
  common and common equivalent shares           $  189,800     $  223,200
                                                ==========     ==========

Average number of common shares
  outstanding during the period                  1,926,000      1,901,000

Net shares assumed issued using
  treasury stock method for stock
  options outstanding during the period             64,200         93,900
                                                ----------     ----------
Common and common equivalent shares              1,990,200      1,994,900
                                                ==========     ==========


Net income per share                            $      .10     $      .11
                                                ==========     ==========

                                            FULLY DILUTED NET INCOME PER SHARE
                                                    NINE MONTHS ENDED
                                            ----------------------------------
                                                 JUNE 30           JUNE 30
                                                   1995             1994
                                            ----------------   ---------------
Net income applicable to
  common and common equivalent shares          $  189,800         $  223,200
                                               ==========         ==========

Average number of common shares
  outstanding during the period                 1,926,000          1,901,000

Net shares assumed issued using
  treasury stock method for stock
  options outstanding during the period            80,700            154,500
                                               ----------         ----------
Common and common equivalent shares             2,006,700          2,055,500
                                               ==========         ==========

Net income per share                           $      .09         $      .11
                                               ==========         ==========